SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event report)   November 7, 1997



                  Chemfix Technologies, Inc.
         (Exact name of Registrant as specified in its charter)


       Delaware                         0-12258                  72-0845259
 (State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                   File Number)      Identification No.)


  3500 N. Causeway Blvd., Suite 1280, Metairie, LA               70002
 (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code   (504) 831-3600




  (Former name or former address, if changed since last report.)

Item  2 - Acquisition and Disposition of Assets

      On November 7, 1997, the Registrant entered into an Agreement to sell all the assets and certain liabilities of its subsidiary, Atlantic Petroleum Technologies of Louisiana, Inc., to Primary Systems, LLC. This Agreement for purchase of assets was entered into pending shareholder approval.

Item 6 - Exhibits

      Summary Term Sheet - Atlantic Petroleum Technologies of Louisiana, Inc.





                                  SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                    CHEMFIX TECHNOLOGIES, INC.



                                    By
                                      David L. Donaldson, President

Dated: November 20, 1997